Exhibit 10.6

(English Summary)

MEMORANDUM OF UNDERSTANDING

For the purchase of golden berry, the Company has respectively signed a document in the nature of Memorandum of Understanding (hereinafter referred to as “MOU”) concerning cooperation with Gonghe Town Government in Hailun County, QiQihaer City on 20 March 2008 and the Changfa Town Government in Nehe County, QiQihaer City on 26 March 2008. The content thereof is summarized as follows:

Parties

Daqing LongHeDa Food Co., Ltd (the “Company”); and

XX Government (the “Government”)

Through both Parties’ negotiation and for the purpose of facilitating the golden berry business, the Company will purchase golden berries from farmers (the “Seller”) in the villages within the Government’s administrative territory.

I.

Product, Amount, and Protective Price:

The product is golden berry; the amount is 20,000 tons; the protective price for the product is RMB 1.8 Yuan / Kg; in case where the market price is higher than the protective price, the Company may choose not to purchase any products or to purchase the golden berries at the market price and the Sellers may choose to sell the products to third parties.

II.

Inspection and Quality Standards:

The products should be ripe golden berries, not perished or spoiled, no unripe berries (acceptable if unripe berries account for less than 10% of the total, ripe berries mean berries that start to turn yellow and are about 60-70% ripe.), no frost damage or pest damage.

III.

Amount, Time and Place:

The Company shall purchase qualified golden berries (on shelf for more than two days with dry skin) at any time since the first harvest of golden berries. The purchase place shall be at the Company’s location.

IV.

Payment Method:

The Company shall pay the Sellers cash based on the purchase amount.

V.

The Sellers shall guarantee the quality of the products, and shall not replace the first-grade products with second-grade products; otherwise the losses arising from the Company’s refusal to purchase shall be solely borne by the Sellers.

VI.

Disclaimer:

No Party shall be liable for failure to perform its obligations where such failure is a result of force majeure including hail or flood or animal or human damage.

VII. Dispute Resolution:

The Parties shall solve their disputes through amicable negotiation. If no settlement is reached, the parties may resort to arbitration or bring the disputes to proper court.

VIII.

Term:

This Contract shall be valid from the execution date to the accomplishment date of the purchase in a given year.

Execution:

Daqing Long He Da Food Co., Ltd

XX Government (the “Government”)

Date: